Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 811-21667 on Form N-1A of Fidelity Central Investment Portfolios LLC, including Fidelity Emerging Markets Equity Central Fund, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
September 24, 2008